U.S.SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Bull Management Inc.

(Exact name of registrant as specified in its charter)

Nevada                               7389                            27-4344306

(State or Other               (Primary Standard Industrial         (I.R.S. Employer

Jurisdiction                    Classification Code Number)        Identification No.)

Of Organization)

                                 665 Ellsworth Avenue, New Haven, CT 06511

                                      Tel: 203-5628899;   203-8440809

                                      Fax: 866-5716313

                       (Address and Telephone Number of Registrant's Executive Office)

Copies to:

Andrew Chien

665 Ellsworth Avenue

New Haven, CT 06511

(203) 844-0809

Approximate Date of Proposed Sale to the Public: As soon as this registration statement becomes effective, and it is practicable to sell.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer", ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

                  Large accelerated filer [ ]             Accelerated filer [ ]

                   Non-accelerated filer [ ]            Small reporting company [x]

                                CALCULATION OF REGISTRATION FEE

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Title of Each Class     Proposed Maximum     Proposed Maximum      Amount of        Registration

of Securities to        Number of Shares      Offering Price        Aggregate            Fee (1)

be Registered           to be  Registered       Per Share         Offering Price (1)

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Common Stock                 125,760            $ 1.00              $ 125,760           $ 17.00

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

___________________________________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     PRELIMINARY PROSPECTUS                           SUBJECT TO COMPLETION DATED __________, 2011

                                  CHINA BULL MANAGEMENT INC.

                              125,760 SHARES OF COMMON SHARES

                                     $1.00 PER SHARE

This is China Bull Management Inc.'s initial public offering. China Bull Management Inc offers the resale of 125,760 shares of common stock, held by the selling stockholders for whom information is provided under the "SELLING SHAREHOLDER" section of this prospectus. The shares will be offered (see section “PLAN OF DISTRIBUTION”) by the selling stockholders initially at $1.00 per share and thereafter, if the shares are listed for quotation on the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The offering will keep up to two years from the effective day, or will terminate when all of the 125,760 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144, or we decide to terminate the registration of the shares. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

There is no market for our common stock and a market may never develop in the future.

The securities of this prospectus involve a high degree of risk (please see "RISK FACTORS", Page 7).

Neither the Securities & Exchange Commission ("SEC"), nor any state securities commission, has approved or disapproved the securities being offered, nor has any such agencies passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                                                                  The date of this prospectus is ____________, 2011

_________________________________________________________________________________________________________

Dealer Prospectus Delivery Obligation

Until ____________ 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                        TABLE OF CONTENTS

DIRECTORS AND EXECUTIVE OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

WHERE YOU CAN FIND MORE INFORMATION...............................  37
FINANCIAL STATEMENTS  ............................................  38

You should rely only on the information contained in this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information other than that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of its delivery or of any sale of our Common Stock.  This prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by federal securities laws.

__________________________________________________________________________________________________________

                                 PROSPECTUS SUMMARY

The following summary explains important information regarding the business of China Bull Management Inc and the shares of common stock the selling shareholders intend to sell. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and its appendices carefully before you decide to invest. Please see "RISK FACTORS" on Page 7.

As used in this prospectus, the terms "we", "us", "our", the "Company", and "China Bull Management" all refer to China Bull Management Inc.  Also, in this prospectus we use the term selling shareholders, they are the owners of 125,760 shares of common stock.

All dollar amounts commonly refer to US dollars unless otherwise indicated.

Our Business

China Bull Management Inc was incorporated in the State of Nevada on December 17, 2010 for the purpose to engage in the financial consulting business. On December 31, 2010, the Company signed “Service Agreement” (Exhibits 10.02) with China Bull Holding Inc (“China Bull”),to manage and take the beneficiary of the business of China Bull which is a subsidiary of USChina Channel, and bought all legacy business (in financial consulting area) of USChina Channel Inc., on December 31, 2010 just before USChina Channel acquired by Chinese Education Services Ltd., and switched their business to education service area.

The target market of China Bull and China Bull Management will be small to medium size private companies in the People's Republic of China, which wish to become publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company in USA or Canada.

The Company

Our office is located at 665 Ellsworth Avenue, New Haven, CT 06511; we currently use the home of our sole director, Andrew Chien, rent-free as our office. We also freely use the following office equipment: fax machine, scanner and Internet services, copy machine and telephone services.

The telephone number of this Company is 203-844-0809 and our website is at:

           http://www.uschinachannel.net/

which will continue in construction as the business development going on.

Risk Factors

An investment in our common stock involves a high degree of risk including possible to lose investors' all investments. Please carefully read the “Risk Factors” section beginning on Page 7 of this prospectus.

Going Concern

Our company is in developing stage and without operation history, and our sole director has limited financial capability and little consulting experience. Our auditor is seriously concerned that we may not have the ability to continue our business if we do not generate substantial revenue, or raise enough capital to continue our work.

The Offering

Securities Offered:      Maximum 125,760 shares of common stock, Par value $ 0.0001.

Offering price:          $1.00 per share

Period of Offering:      Two years or it will conclude when all of the 125,760 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.

Net proceeds to

 Selling Shareholders:   $ 125,760

Net proceeds to

 the Company:             None.

Market for the            There has been no market for our securities. Our common stock is not traded on

 Common Stock             any exchange or on the Over-the-Counter market.  After the effective date of the registration statement, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quoting on the

                          Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary of selected       For the fiscal year ended December 21, 2010: No revenue, No income. No Liability.

financial data            Cash and shareholder equity: $ 127 from financing payment.

                                             RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following Risk Factors and information provided in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE HAVE NO REVENUE FROM CONCEPTION (DECEMBER 17, 2010) TILL THE DECEMBER 31, 2010. THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

                                     RISKS RELATING TO OUR COMPANY

1. We have no operating history and even no any signed contract at this time and our operating results are unpredictable.

We have no operation history. Since the Company's formation in December 2010, we have not realized any revenue yet. We do not have any signed contract with any customers at this time. There are no history data or pending agreements upon which our investors could evaluate, estimate or predict our future revenue and profits. The likelihood of our company's success must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of development.

2. We will incur increased costs as a result of being a public company, including the adoption of Sarbanes-Oxley Act, which may not be affordable to us.

Rules adopted by SEC pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the Company’s independent registered public accountants.  These requirements make us first to changes in corporate governance practices and to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them, while simultaneously developing and organizing with our business.  As a developing stage company, these new rules and regulations will increase our legal, accounting and financial compliance costs and will require additional staff time. Since we have limited financial resources and staff time, we may not be affordable of the increased costs, which ultimately could cause you to lose your investment.

3. Our sole director has little experience in running a public company of accounting and disclosures, which may result  in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Despite that our sole director, Mr. Chien was President and CFO of USChina Channel which is public reporting entity since 2006, he has no formal training in financial accounting and disclosures of a public company. He is neither a USA certified public accountant, nor a security attorney. There is no guarantee that he will be able to adequately prepare our financial statement in accordance of USA GAAP or satisfy SEC reporting and disclosure requirement. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience with public companies and their reporting requirements in general. Further information please refers to see section, “DESCRIPTION OF BUSINESS”.

4. Our auditors have raised substantial doubt about our ability to continue as a going concern, since the Company does not currently have sufficient working capital necessary to pursue our intended business.

As of the date of this filing, we have aggressively $26,200 cash in deposit and additional about $29,000 cash in control which is the bank deposit of China Bull. If the S-1 effective, we will immediately receive additional $25,000 cash from our existing shareholders’ private financing. We do not anticipate any predictable cash flow in the near future. If we fail to generate revenue, we may suffer losses due to the costs and expenses related to implementing our business model. We cannot offer any assurance that we will be successful in attracting, then retaining any customers.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the near future if we do not generate profits, or raise sufficient capital soon. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholder and creditor confidence may be very low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

5. Our only director, Mr. Chien, has limited financial capability, and has to run additional business. He may be unable to devote his full time to the Company, and eventually cause you to lose your investment if his outside business fails.

Mr. Chien, our President, is also responsible for the operations of another company, USChina Channel LLC (the “LLC”), which has similar clientele but some different services of China Bull. In May 2008, Andrew Chien applied himself as an independent file agency to do SEC forms filing. The activities of the LLC may constantly occupy his time, which may result in interruptions or delays in our customer service for our Company. Also the profitability of LLC greatly affected his financial capability to perform his services for the Company without compensation. Beyond that he also owned USChina Venture I and USChina Venture II which are blank check and volunteer reporting companies. The failure of his other business may cause him eventually to cease the operation of our Company, and cause you to lose all your investment. Further information please refer to above Risk Factor 3 and the section of Page 23: "DESCRIPTION OF BUSINESS”.

6. Except for the existing cash on the company’s deposit, we do not have any additional sources of funding for our business and we cannot guarantee that we will be able to find any additional funding when and if needed.

Other than the existing cash on the company’s deposit and other expected cash after the S-1 effective, no other source of capital has been identified or offered to us. In order to cover the high front costs of the financing consulting project, we may need additional funding to operate our business. If we fail to get the additional funding, our business may fail. If we cease operations for any reason, you may lose all your investment.

If we do find an alternative source of capital, the terms and conditions of acquiring such capital may not be favorable and may result in dilution of our shareholder value.

7. We face strong competitors, which may force us out of business:

So far there are over 500 Chinese operated companies to list or quoted in USA stock market, served by numerous financial consulting firms, which have greater financial resources, longer operating history, brand name recognition, and superior marketing than us. There are dozens of legal firms who perform SEC filing work for Chinese operated companies.  Many professionals are now bi-lingual and claimed that they are the full service companies that are better than the "one individual" item service Company.

However, in China there are over forty millions of registered businesses, and the market of financial consulting for Chinese operating companies is too huge to fully serve. The market expands as Chinese economy grows up, and more Chinese operated companies want to invest in foreign countries, or finance from

USA.  We compete with our competitors by targeting an underserved market, which are small companies, typically managed by an owner personally or an owner’s family only, which lacks the experience of running a stock cooperation or a public company. There is no guarantee that our strategy will work since our company doesn't have operation history. Even if we have the clients in the future, the competitors' aggressive pricing may greatly reduce our revenue and profits margin. We may never be success if we fail to compete with our competitors. Also our Company does not provide legal advice, nor does it perform investment advisor services. This may limit the number of customers we can acquire.

8. We are planning to serve small companies whose financial instabilities will cause us more uncertainties.

Small businesses have more risks. Some of the risks that small businesses face are overhead cost, cost of equipment, expected sales volume, salary cost, taxes, price charged for service or product, competitor's actions, the change of government policies, the local economy changing trends, risk that the product may become obsolete. Other risks include damages from fire, water, natural calamities, intentionally inflicted damages, loss of data and property due to theft, machine breakdown forcing work to come to a standstill, cash flow problems that may force a business to close. Anyway, small business has more uncertainties about their financial future. They financial condition will have big volatile. Our potential customers are all small businesses. Their uncertainties will cause their plans changing quickly, even to have problem to honor their payment liabilities, and therefore to bring our business uncertainties.

9. We are dependant upon engaging first one, then more customers, which may never happen.

The success of our business depends on our management's ability to acquire first one, then more customers, especially customers that are willing to pay cash, rather than stock, to cover the front costs of their projects. However, this may never happen, and we don't have any written contract yet.

10. SEC regulation change may have big negative effectiveness on our business.

Part of our potential customers is interested in "reverse mergers" with a USA, or Canada's "shell" Company. Any future SEC regulation changes that affect "reverse mergers" and "back door registrations" will greatly influence our potential number of customers.

Usually we consider the "reverse mergers" process, a quick and less expensive way for small companies going public, and small companies could go public first, and make financing after being public. Our sole director Mr. Chien didn't have experiences to deal with regulation changes in the reverse merger. Any time delay or costs increasing, caused by regulation change and other reasons, would have the possibility to make some companies going public plan impossible. China Bull Management is in the development stage, and any one potential customer loss would make big negative impact on its own business.

11. We have no business insurance; any unanticipated events or expenses may hurt our business substantially.

We have no general liability or umbrella liability insurance to cover legal hassles due to claims of negligence; no key person Insurance to protect our company from a key person dies, falls ill, or leaves;

no criminal insurance to protect us from theft and malicious damage. Any unanticipated events or expenses may hurt our business substantially.

12. If we grant employee share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees with stock, or stock options for services already performed, we may substantially reduce the worth of each share.

13. Foreign currency exchange policy in China could adversely affect our profitability.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. In the planned service contract, our service charge is marked in US dollars because our costs are most in US dollars, while our clients mostly likely would pay us in RMB on available US dollar exchange rate timely, then the fluctuation of RMB against the U.S. dollar will not have immediately influence on our revenue. Moreover, the purpose of Chinese operated companies becoming US public is for US dollar financing. An appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to USA investors, then to cause less attractive of both US public listing and our service.

14. Our sole director controls our Company, which could result in a lack of independence needed on certain issues and decisions, which impacting our shareholders.

Our sole director, Mr. Chien, currently owns over 88% of the outstanding common stock, remaining in control of the Company.  Although Mr. Chien is not party to any voting agreement, he will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors, control our operations, and inhibit your ability to change the Company's operations.  Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Chien in his function as officer and director.

As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. There can be no assurance that Mr. Chien will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

Such concentrated control of the Company may adversely affect the price of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

15. We are dependent upon our officer Mr. Chien to develop the business. If we fail to retain the services of Mr. Chien, it would severely negatively affect our business, operating results and financial results.

We have no employees, and are solely dependent upon our one executive officer, Mr. Chien, President, CEO, CFO, and Treasurer, to create and maintain our business. Although Mr. Chien has some business contacts in China and firmly believes he will be able to successfully develop the Company as a profitable entity, his business experience is limited, and neither he, nor the Company can guarantee any degree of success.

We do not carry a "key person" life insurance policy on Mr. Chien. Should something happen to Mr. Chien, or if Mr. Chien is not proficient with developing our business, then the Company may fail and cease operations, and you could risk a total loss of any investment.

We have not entered into a management and/or employment agreement with Mr. Chien and most of his obligation to our company is in verbal that may change from time to time, and the loss of his services could have a negative impact on our business operations and possible revenues. If we were to lose the services of Mr. Chien or are unable to hire and train competent employees, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in our securities. Currently, Mr. Chien has stated that he has no intention of leaving the Company.

Mr. Chien began performing duties for the Company and China Bull without payment, and he presently devotes about thirty hours per week to the Company's operations, after the business well organized, he will work full time on our company, and spend the overtime on other business, or shift his other business to other persons ..

16. Operations outside the United States may be affected by different local politics, business and cultural factors, different regulatory requirements and prohibitions between jurisdictions.

Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions, including the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments; and changes in regulatory requirements for financing activities.

We are working in the emerging markets (i.e. nations with social or business activity in the process of rapid growth and industrialization). The developing nature of these emerging markets lacks of regulations and enforceability, which presents a number of risks and uncertainties. For example, in China, there exist cash transactions without a receipt or contract among business entities, which will cause business entities to easily make falsified accounting for various purposes. Such lacks of accounting regulations and enforceability, will hurt the confidence of USA investors over the accounting integrity of the Chinese operated companies.

17. Our company’s recent private financing is without the effectiveness of a registration statement, which may hurt our company in both economy and reputation if the shareholders return the distributed shares to us.

China Bull Management initiated a private financing recently from the existing shareholders without the effectiveness of a registration statement. Shareholders have the rescission rights to return the shares to the company, and withdraw their financing, which would hurt the economy of our company. Although we don't have any shareholder to show any intention to withdraw their privately financing so far, it is no guarantee that they will not do it in the future if the registration statement could not be effective.

                                   RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

18. We must comply with penny stock regulations, which could effect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

19. We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We intend to retain any future earnings to finance the growth and development of our business. Therefore we do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

20.  There is no trading market for our common stock and quoting our stock price on the Over-The-Counter Bulletin Board will increase the volatility of our stock and make it harder to sell our stock.

Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to hire market makers, who will apply for quoting our stock price on the Over-The-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a service. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

•

The lack of readily available price quotations;

•

The absence of consistent administrative supervision of "bid" and "ask" quotations;

•

Lower trading volume; and

•

Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

21. Investors in this offering may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 75 millions of shares with only about over 1 millions of shares outstanding. If we desire to raise additional capital in the future because we will experience losses, and has little assets in our current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new shares would cause the buyers in this offering to suffer dilution of their ownership percentage. The dilution may be substantial because if maximum 75 millions would have issued, the dilution would be over sixty times, or the current shareholders’ ownership would reduced to about 1/65. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

22. Sales of the common stock by Mr. Chien and Mr. Li may cause the market price for the common stock to decrease.

Following shares are sold at a value near to nil: the shares of 126554 (after 1 for 10 reverse split adjustment, those shares sold value should be ten times of the par value) which were distributed to current shareholders at the proportions to their holdings of USChina Channel on December 31, 2010; and 900,000 shares of common stock sold to Mr. Chien and 100,000 shares sold to Mr. Li at par value. These shares sold are at a price substantially less than the offering price of the shares being offered to investors in this offering. If those share owners decide to sell any of his (her) common stock in the future, those sales may cause the market price of the common stock to decrease. However, the shares of common stock owned by Mr. Chien and Mr. Li are restricted securities as defined under Rule 144 of the Securities Act; meaning their stock may be eligible for sale after a period of six month, subject to timing, limits of sale quantity, and sale restrictions.

23. Investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price.

All existing selling shareholders paid maximum $ 0.5 per share or $0.0001 per share because they were the founding shareholders, but investors in this offering will pay a fixed price of $ 1.00, or the price determined by the market. Therefore, the investors in this offering will realize significant dilution in the book value of their shares.

Dilution arises as a result of our arbitrary determination of the offering price for $1 per share, which is substantially greater than about $ 0.05/ share of the book value of the shares held by our current shareholders prior to the offering. As of the date of this prospectus, we have 1,138,596 shares of common stock outstanding and will have shareholder equity of over $ 51,000 after the S-1 effective.

                                         FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this prospectus, the words "plan", "believes," "continues," "expects," "anticipates," "estimates," "intends", "should," "would," "could," or "may," and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this prospectus.

The statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. These statements include, but are not limited to, statements under the captions, "RISK FACTORS,"  "MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS", and "DESCRIPTION OF BUSINESS".

We do not undertake any obligation to update any forward-looking statements contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                                             USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                                       DETERMINATION OF OFFERING PRICE

We determined the offering price arbitrarily. The only reference is former USChina Channel Inc traded around $1 (between $0.75 and $2) for limited volume in 2009 and 2010, and both USChina Channel and China Bull Management have approximately equal issued and outstanding shares. There is no relationship between our offering price versus our assets, future earnings, book value, net worth or other economical or recognized criteria. The estimated offering price set forth on the cover of this prospectus is subject to change as a result of market conditions and other factors.

                                                 DILUTION

There will be no dilution to our existing shareholders because the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.

                                           SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 125,760 shares of Common Stock offered through this prospectus. The selling shareholders acquired their shares through both private offering recently within the company’s inside shareholders, and the distribution did by USChina Channel on December 31, 2010 as special dividends.

The Company will not receive any proceeds from the sale of the shares by the selling shareholders.

Please be aware that none of the selling shareholders is any officer or control person of the company. Neither of them is in the business of underwriting securities. Under all the circumstances it appears that neither of sellers is acting as a conduit for our company. Further, none of the selling shareholders, has had a material relationship with us other than as a shareholder at any time; or is a direct family relationship with one of our officers or directors.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including: selling shareholder’s names and the number of shares owned by each prior to this offering; the total number of shares that are to be offered for each; the total number of shares that will be owned by each upon completion of the offering; and the percentage owned by each upon completion of the offering.

The following data were aggregated from the Company’s record, and the information of Island Securities, which is the transfer agency of China Bull Management Inc.

Names of Selling Stockholder	Shares Owned Original	Shares Offered in Offering	Shares Owned after Offering	Percent Owned after Offering
CEDE & Co	9350	9350	0	0
Yuet Chong Lee***	10000	10000	0	0
Anding Qian***	44000	44000	0	0
Hector J. Llorens	150	150	0	0
Fawn Wang	150	150	0	0
Vera Olichney	150	150	0	0
Chao Wang	300	300	0	0
Jin Du	150	150	0	0
Teddy Chien	150	150	0	0
Sophie Huizhen Chan	150	150	0	0
Xichang Chen	250	250	0	0
Brian Faucher	150	150	0	0
Kaiyu Jiang	150	150	0	0
Xinmei Tan	300	300	0	0
Bolin Ma	250	250	0	0
Beatriz Llorens	150	150	0	0
Jiasan Fu	150	150	0	0
Yang Wu***	2200	2200	0	0
Dadin Fu	250	250	0	0
Charlene Yu	1000	1000	0	0
Greg Brill	10	10	0	0
Jiayang Chien	1000	1000	0	0
Tong Li	150	150	0	0
Hongyi Liu	150	150	0	0
XiuZhu Xu	100	100	0	0
Wei Wang	4,000	4,000	0	0
Las America Research Group*	150	150	0	0

Allied Pacrim Capital**	150	50,000	0	0
Roger Alan Heine	50	50	0	0
JiaJun Qian	100	100	0	0
Treasury (1)	500	500	0	0
Treasury (2)	50,000	50,000	0	0

Total	125,760	125,760	0	0

Note: Followings are persons who execute the voting rights of the shares owned by the associated companies:

      *Hector Llorens; ** Vera Olichney;

       ***Anding Qian, Yuet Chong Lee and Yang Wu purchased 40,000, 10,000, and 2000 shares respectively at $ 0.5/ share.

.     Treasury (1) shares will be used to offset the fraction rounding into integer shares claim in 1 for 10 reverse split; and the remaining will be used for corporation purpose;

      Treasury (2) shares already verbal booked by existing shareholders at $0.5/share; and the money will be delivered within one week after the S-1 effective.

The named party beneficially owns and has sole voting and investment rights over all shares. The percentages are calculated on the assumption that there were 1,138,596 shares of Common Stock outstanding on the date of this prospectus.

                                          PLAN OF DISTRIBUTION

The selling shareholders or their pledgees, transferees or other successors in interest may sell some or all of their common stock in one or more transactions, including block transactions, or privately negotiated transactions.

We determined this offering price by our view. The selling shareholders will sell our shares initially at $1 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering will keep up to two years from the effective day of the S-1. In the event that we permit or cause this prospectus to lapse, the shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The Company is bearing all costs relating to the registration of the common stock, while the selling shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In the offer and sale of the common stock, the selling shareholders must comply with the requirements of the Securities Act and the Exchange Act. In particular, when the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, as that term is defined under the Securities Act of 1933 or the Exchange Act of 1934, or the rules and regulations thereunder, they must comply with applicable law and may, among other things, not engage in any stabilization activities in connection with our common stock. They may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities for a period beginning five business days before the date of this prospectus until they are no longer at selling.

If selling stockholders sell these shares of our common stock directly to any or both of market makers and broker-dealers acting as agents for their customers, they should furnish each market maker, or broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such market maker, or broker-dealer.

Alternatively, the selling stockholders may sell all or any part of the shares of the common stock offered hereby through an underwriter. In this case, we may see that a deal or agreements will be signed between an underwriter and a selling stockholder, then the associated details will be set forth in a supplement or revision to this prospectus. So far, no selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

                                       TRANSFER AGENT AND REGISTRAR

Island Securities, 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701. Tel: 727-289-0010, will be our stock transfer agent for our common stock.

                                         LEGAL PROCEEDINGS

To our knowledge, neither the Company, nor any officer, director, is a party to any material legal proceeding.

No officer, or director has ever violated a securities law, been convicted of a felony, nor filed bankruptcy.

                       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of the date of this filing, our directors and executive officers are listed below.

     Name and Address of                    Amount of                Percent of Class

      Beneficial Owner                  Beneficial Owner

       Andrew Chien                         1,002,436                     88%

665 Ellsworth Avenue

New Haven, CT 06511

    Kin Yuet Li

Jackson Height, NY 11375                   10,400                      1%

   All Officers and Directors

   as a group:                             1,012,836                     89%

Board of Directors and Executive Officers

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of the date of this prospective, our directors and executive officers are listed below.

Directors:

Andrew Chien is the Founder, President, CFO, and Director of our Company since inception. Until December 31, 2010, he was the President of USChina Channel Inc, an Over-the account Bulletins Board quoted company. He held directorship for Fangxing Holding Inc until December 20,2010;for USChina Channel now and for USChina Venture I Inc and  USChina Venture II currently, both are blank check companies. He is President of USChina Channel LLC, which is a private company. Since 1998, Andrew Chien has been a self-employed, stock market, day-trader and investor. He has engaged in filing agent work for serving this Company, USchina Channel, and his customers to file various SEC forms such as Form 10, S-1 (customers: USChina Taiwan Inc in March 2010, China Complant Group Inc in January 2011), and 10K, etc., since June 2006.

Mr. Chien was born in China, and received his Bachelor of Science degree at the Jiangsu Institute of Technology, Zhengjiang, Jiangsu, China in 1968. He was employed for eighteen years in China until he came to the United States in 1986. In 1988, he received his Masters degree of Mathematics at the University of Rhode Island.  Mr. Chien's extensive education and professional experience in the both U.S. and China make him, as our Director, some advantages in:

•

contacts with some entrepreneurs in China;

•

skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;

•

language skills of both Chinese and English; and

•

work ethics and his determination to turn our business into a financial success.

Currently, he worked thirty hours per week for Our Company.

Code of Ethics

On December 31, 2010, the Company adapted Code of Ethics, pursuant to Item 406 of Regulation S-K, of which all our officers and employees are bound by.

The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law. A copy of the Code of Ethics is included as Exhibit 14.01 to this registration statement. The full text of the Code of Ethics also posted in the Company's website:

 http://www.uschinachannel.net/index/pg63407#textJump194772

A printed copy of the Code of Ethics may be obtained free of charge by writing to the Corporate Secretary at: China Bull Management Inc., 665 Ellsworth Avenue, New Haven, CT 06511.

                                FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 1,012,836 shares of common stock were issued pursuant to Rule 144 of the Securities Act, all of which are "restricted securities". Under Rule 144, the shares may be publicly sold, subject to volume of our trading market, plus other restrictions, one year from the date the certificate was issued.

Shares purchased from this offering, will be immediately available for resale. However, there is currently no trading market and, if a trading market develops, the sale of shares by any of our officers or directors could have a depressive effect on the market value of our common stock.

                                     DESCRIPTION OF THE SECURITIES

Common Stock:

We are currently authorized to issue 75,000,000 shares of $ 0.0001 par value common stock. On the day of this filing, there were 1,138,596 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, as well as the Member of the Audit Committee, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

                                INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named below was or is a promoter, underwriter, voting trustee, director, officer or employee of China Bull Management Inc.

Legal Matters: Timothy S. Orr, attorney at law, 4328 West Hiawatha Dr., Ste 101, Spokane, WA 99208, has provided an opinion on the validity of our issuance of Common Stock thereunder.

Accounting Matters: The financial statements appearing in this prospectus and registration statement have been audited by Kenny Ruan, CPA, located in Woodbridge CT, as set forth in their report attached to this prospectus, are included in reliance upon such report given on the authority of such firm as experts an accounting and auditing.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

1. indemnify our directors, officers, employees and agents to the fullest extent permitted under the laws of the State of Nevada;

2. authorize payment of expenses incurred in defending a civil or criminal action; and

3. purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                               ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in December 17, 2010. We have not yet commenced operations. We are in a start-up stage. We anticipate making all arrangements necessary to begin our operations as soon as practicable.

                                      DESCRIPTION OF BUSINESS

Company History

China Bull Management Inc was incorporated in the State of Nevada on December 17, 2010 for the purpose to engage in the financial consulting business. On December 31, 2010, the Company signed “Service Agreement” (Exhibits 10.02)  with China Bull Holding Inc(“China Bull”),to manage and take the beneficiary of the business of China Bull, which was incorporated in the State of Nevada on July 7, 2009, as a subsidiary of USChina Channel Inc., and managed by Andrew Chien with no cooperation activities until that on December 31, 2010, it bought all legacy (i.e. financial consulting) business of USChina Channel Inc., just before USChina Channel acquired by Chinese Education Services Ltd.,and switched their business to education service area.

Despite that we take control of, and are the prime beneficiary of China Bull, Mr. Chine’s management position of Chins Bull is determined by the parent company USChina Channel, and we consider that China Bull is the off-balance sheet arrangement (see following section: “MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.”) We should fully disclose of the current or future assets or liabilities if there is any, of China Bull.

Currently, Mr. Chien is the Chairman, CEO and CFO, and majority shareholder of our company. We have the office at 665 Ellsworth Avenue, New Haven, CT 06511, telephone number (203) 844-0809. The website of China

Bull Management is the original website of USChina Channel INC, at

              http://www.uschinachannel.net

Share Distribution and Private Offering

On December 21, 2010, USChina Channel Board made decision (Exhibits 10.05) to purchase 1,265,456 shares of common stock of the Company on par value $0.0001 per share for aggregate price of $126.55, and distributed these shares to the shareholders of USChina Channel on the record of December 31, 2010 at one to one basis that is every outstanding share of USChina Channel will get one share distribution of the Company as a special dividend, or gift. The distribution of these shares performed by USChina Channel will follow the rules of Article V. Section 2 of By-Laws of USChina Channel, which gave every shareholder rejection right in the distribution, of which no shareholder of USChina Channel ever took.

The share offering of the Company to USChina Channel is relative to the two companies’ close relations of the sole control interests of Andrew Chien; not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

On January 30, 2011, the Board of the Company made following decision (Exhibits 10.04):

•

The existing shares of common stock on the record day of January 30, 2011 will make 1 for 10 reverse split, and the fractional share will be round into an integer share.

•

The company offers Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.

•

The Board will make sale part of its shares to shareholders at $0.5 /share. The proceeds will be used in the company’s operation.

•

The company will make registration for all shares except officers’ before February 15, 2011.

The Board believes that the sale of about 102,000 shares to inside shareholders at $0.5 /share, not involving any public stock offering such as public solicits including advertisement, was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended. In case that the application of S-1 is failure, 100% of the proceeds generated from the sale at $0.5 /share will return to the shareholders. Some shareholders verbally agreed the purchasing agreement, and will execute the agreement after S-1 effective.

President Andrew Chien’s Operation Experience before December 31, 2010

Although our Company just established on December 17, 2010, our sole executive officer Andrew Chien has run the similar business in USChina Channel since 2006. He set up the Company's business being the management consulting services to the small and medium sized private companies in the People's Republic of China which wish to find business partners, agencies, financing sources, or who wish to become public through an IPO or reverse merger in the United States, Canada or Europe. These services consist of:

•

Preparing SEC filings for Chinese companies, as well as US "shell" companies that are willing to conduct merger transactions.

•

Making Edgar electronic filing including XBRL format, for Forms 10-Q, 10-K, 14C, S-1, S-3, 8-K, Form 3's, 4's and 5's and other SEC forms.

•

Document preparation for shareholder meetings;

•

Other services such as agency services for conferences or road shows; Patent broker services, including patent filings; Arranging displays and exhibit or display booths etc.

The market of our company depends on the execution of USChina Channel LLC (the “LLC”), a private Connecticut registered company owned by Andrew Chien. In October of 2006, the LLC and our Company entered into a MARKET AGREEMENT, as shown in Exhibit 10.03. The LLC's function is a consulting to provide management-consulting services relating to early stage (such as tutoring, feasibility evaluation etc.,) of "reverse" mergers. We feel the LLC will use its best efforts to persuade its Chinese customers to hire us as their filing agent for various SEC forms and to prepare shareholder communications after the LLC has helped such clients to effect a merger with a US public "shell" company.

The LLC did have a couple of customers in 2006 and 2007. However, neither of them could finish the procedure of going public in USA through a reverse merger due to their uncertainties of the operation in China. The short live relation between LLC and its clients and its limited financial resources made LLC impossible to bring customers for us.

In financial crisis of 2008, LLC itself has negative cash flow, and only had one customer with little service, and was hard to survive, needless to say to help us.

After the financial crisis, the service area for China operated companies going USA public has a lot of change. China has become the world's largest IPO Market in 2010, and the quick development of Chinese stock market makes USA market relative less attractive to Chinese operated companies. Although the accumulated number of Chinese operated companies listed in USA has over 500. The new listing Chinese companies for OTCBB have greatly reduced in past twelve months. Most companies are interested in immediately financing, and want to list in NASDAQ, and they are reluctant to pay high front costs for USA public listing. On the other hand, some companies, whose stock traded in OTCBB for a couple of years without any financing yet, complained about the high auditing fee and other maintenance costs of the keeping public in USA. Some is willing to withdraw as OTCBB quoting in order to reduce the overhead costs.

In order to meet the challenge, we are in the explore of new services such as

•

to try doing more services in financing, and try to contact more venture capitals for potential customers;

•

to expand SEC file services such as  Edgar html format and XBRL format services for those already USA public companies.  As XBRL format filing for financial statements is dominant after June 15, 2011, to serve issuers for XBRL format at lower costs will become an additional opportunities for us to engage in new customers;

•

to pay more attention to the companies quoted in the pink sheet.

After adapting these new steps, Andrew Chien, in his personal business LLC, in 2010, has increased customers. As these services become stable, long term, and generating certain amount of revenue, they will become our company's business. For example, in March 2010, USChina Taiwan was spin-off from USChina Channel. The President of USChina Taiwan promised to apply our company’s SEC filing service in long term after USChina Taiwan being quoted in OTCBB. USChina Taiwan planned to pay us to manage the service and others, including on behalf of them to engage in transfer agency, serve Nevada state registration requirement and engage auditing firm, and doing SEC filing services, for a total $15,000 in next twelve month after its shares beginning trading. If this verbal agreement is materialized, we expect we could generate revenue in 2011.

USChina Channel’s Acquisition By China Education Service Ltd.

In later 2010, USChina Channel Inc was approached by China Education Service Ltd and its consultants for a possible reverse merger. China Education operates Shaoxing China Textile City High School (the "Shaoxing High School"), a private profitable primary education school with an approximate enrollment of 3,000 students in grades 7-12 located in Shaoxing County of the Zhejiang Province in China. China Education is pursuing a strategy of identifying and acquiring additional schools throughout China whose management, student population, and course offerings are similar to those of the Shaoxing High School. The Company plans to develop and launch a brand name which can be used by the Shaoxing High School and the other schools it acquires as a means of offering students and parents an identifiable method of evaluating the programs, curriculum, and services provided by China Education’s schools.

After Andrew Chien read the business plan of China Education Service Ltd, he agreed the reverse merger between the two companies. In the negotiation of the merger, China Education Service Ltd and its consultants proposed USChina Channel to shrink its original outstanding shares from 1,265,456 to 507,332, which is approximately 1 for 2.5 stocks reverse split for then outstanding shares. Andrew Chien made decision to shrink his personal shares only, and sold his position of 758,124 (over 75%) shares at $0.2242 per share, and kept other shareholders positions unchanged. In January 2011, the shares of common stock of USChina Channel after the announcement of reverse merger traded mostly at $3 per share, a 500% appreciation compared with the price of $0.5 per share, for which USChina Channel offered in summer of 2007 after its SB-2 effective. As the stock price of USChina Channel is very volatile, the appreciation percentage will also be volatile, and may not be stable.

USChina Channel’s Legacy Business after December 31, 2010

After December 31, 2010, the legacy business of USChina Channel was purchased by China Bull and managed by our company. We will continue to look for customers to begin operating our business. We believe that we will gradually engage in several customers to do the regular SEC form filing services. USChina Taiwan will be one of our potential customers.

Our Strategy

When investors read our strategy, it should be aware that our sole director Mr. Chien only had limited experiences, or no experiences for bring Chinese operated private companies going public in USA or Canada, and our business operation is in the emerging market which creates more uncertainties and risks.

Our precedent entity was USChina Channel which, in past several years, was both unsuccessful in generating revenue and successful in keeping entity surviving in financial crisis and made its share value’s appreciation by accidently accepting the offer of China Education Service Ltd.

Our strategy is made from the past experiences and the current observation of the development of the financial consulting and service business for China operated companies. The strategy will emphasize on controlling overhead costs, and developing consulting business for rich Chinese investing overseas, and considering S-regulation financing in China. The details are as followings:

a. Enhancing Ethics of Top-managers and Limiting Overhead Expenses Matching Current Cash Position and Possible Income:

Our company only has an officer: Mr. Chien, who is our treasurer and chief accounting officer, CFO as well as President and CEO; and he has some knowledge and experience about the GAAP accounting, and Regulation S-K because he was CEO and CFO of USChina Channel from April 2006 to December 2010. However, he is neither a CPA, nor a security attorney, and there is no guarantee that his accounting practice for our company would fully follow GAAP, and his disclosure fully following Regulation S-K. However, as a develop stage company with limited financial resources, we concentrate our attention to reduce the overhead expenses, keep corporation structure simple, and generate revenue now, and we will plan to hire an outside CFO with CPA qualification, and to hire a security attorney as our regular counsel in the future only as our business becomes affordable. Our decision is in compliance with Nevada Revise Status 78.138 2(b):

"Counsel, public accountants ...as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence",

which didn't require a counsel being a security attorney or a public accountant being a CPA. We feel, according to Mr. Chien's knowledge of GAAP and Regulation S-K, plus the relatively small working amount of our accounting and reporting requirement, it is proper to have Mr. Chien acting as our treasurer and chief accounting officer, CFO as well as President, CEO at this time, and we didn't find any evidence that Mr. Chien's accounting practice, and his disclosure in SEC filings have any wrongdoing to undermine his qualification as our only executive officer.

In the meantime, we are aware that one officer, compared with one group of people working together, has more difficulties to manage a public company, especially for Mr. Chien, who is taking care of several businesses simultaneously. This is because even if one person has extensive knowledge in many areas, it was very hard for him to develop his skills in multi areas at the same time compared with one area's professionals due to the lack of working time, experience and skill in every area. And we will further emphasize the existing limited communication between Mr. Chien and outside professionals to make remedy. For example, at current stage we will make communication between Mr. Chien and outside counsel(s) to discuss the associated SEC reporting requirement before our business executing any big development. As for accounting issue, we will strictly obey the rules, spend more time and make double-check of the accuracy, and ask outside public independent accountant to review every quarter reports and auditing our annual report following Article 8 of S-X. As business developed, we will also consider hiring an outside accounting firm to do regular accounting first before we fire a CPA as our CFO.

We are aware that a public company has high standard for the GAAP and SEC reporting requirement. In order to satisfy GAAP and Regulation S-K, we need the control procedure: consisting of a series of steps on Mr. Chien's self-disciplines, including regularly self-study to update his knowledge on GAAP, Regulation S-K and other SEC rules, and consistently self-checking whether or not the accounting method following the principles of GAAP such as the historical cost principle, revenue recognization principles, match principle and full disclosure principle, and regularly contacting with outside professional services. When Mr. Chien has questions, he will do his best to contact outside experienced accounting counsels or security attorneys to get help, even to arrange contracts when it is necessary. At this stage, we don't have any contracted outside accounting counsel, or security attorney except in this registration Timothy S. Orr, attorney at law, has provided an opinion on the validity of our issuance of Common Stock thereunder, and Kenny Ruan, CPA, as our auditor.

b. Exploring Consulting Business Relative to Chinese Investors Investing Overseas:

As China became world’s second-biggest economy, more Chinese became rich. More Chinese initiated investing overseas. Some Chinese companies want to become public in USA because they have investing venture in USA or Asia, such as Vietnam whose domestic economy status was similar to that of China ten years ago. The consulting services for management became more complicated. It needs knowledge for the third country other than USA and China. In other area, some rich Chinese involved deep economy activities in USA, for example some entities with Chinese investment already failed and entered the bankruptcy, and the Chinese investors need the affordable consulting service of how to get most recovery from the reorganization procedure of the bankruptcy. Andrew Chien is studying these possibilities. If we have such business, we will directly run by our company, not through China Bull.

c. Private Financing for Seed-Money in China:

After the financing crisis, US investors are more interested in the corporations of later-stage business development because they have more stable revenue. However, our potential customers are mostly in the earlier development stage of their business, and eager in obtaining the seed money for start-up or primary expansion. Recently, as more Chinese interested in oversea investing, more RMB (Remminbi) funds are interested in offshore deals. Their managers have riskier orientated attitudes. It may be a good idea to combine the public listing advantages of two countries: easier procedure of going public in USA, and easier seed-money financing in China. Therefore, to consulting US public companies for Regulation S offering in China is our new strategy. We will try to launch such service in our company directly.

Business Overview

The Company is in the developing-stage and has not yet commenced operations or generated any revenue, and we have only one officer: Mr. Chien, who has limited skill in the field of business services and marketing. However, we believe that our business has the possible to be success because of our President's (Mr. Chien’s) extensive education and professional experience in the both U.S. and China make him, as our Director, some advantages in:

•

contacts with some entrepreneurs in China and Taiwan;

•

skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;

•

language skills of both Chinese and English;

•

long time (over a dozen of years)working experiences in both China and USA; and

•

work ethics and his determination to turn our business into a financial success.

In past five years, Andrew Chien has accumulated working experiences in managing a small public company and some contact with China small financial consultants. The frequently and long time contact between Andrew Chien and his China partners is very important because doing business in China, a trust relation is more important than the brand name. In most private owned companies, the top management team always is arranged in members of one family rather than outside professionals because of the trust issue. Our targeted projects are directly relative to the owners’ financial benefits, the owners will pick the trust people first rather than the professionals’ brand name. This is why Andrew Chine’s long time working history and good relation with some Chinese entrepreneurs and financial consultants are very important, and this makes us to have confidence that our company will be successful.

Target Market

Our target market will be small to medium size private companies in China, who is looking for private or public financing with purposes to achieve China or oversea operation expansion, through following means: organization change, such as assets sale, or ownership change from one individual or one family to many shareholders owned; or looking for merger with business partners in the United States, Canada or Europe, or looking for becoming publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company.

We will conduct our business in accordance with all applicable laws and regulations of the cities, states and countries of which we are conducting business. Currently, we do not need any special license or regulatory requirements in the US or China to perform our services. We will strictly control our business practice in consulting area.

We will analyze and control our weakness to comply with all laws and rules. One weakness is that we don't have any independent directors to monitor our work. We will overcome the weakness by enhancing our manager's work ethics. For example, Mr. Chien by enhancing his moral will power, made decision to work thirty hours free for the company per week until the company has positive cash flow. Although it is legal to compensate Mr. Chien 's service now by issuing the company's debt or stock, it will definitely hurt shareholders' value. Mr. Chien 's decision is to put the benefits of the company in a whole above his own, which will be continued, he said, by his honor and ethics consideration. However, this is a temporary measure for the develop stage company, as the company business developed in the future, Mr. Chien will hire outside independent directors to build a good monitor system for a well-run company.

When we operated overseas, we also must keep in mind the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

As primarily found in the marketing research, we may be possible to accept some of our potential customers' stock as compensation. If in the future we are compelled to do that, we may be deemed to be an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). If we required registering as an investment company under the Investment Company Act, our ability to conduct our business could be materially adversely affected and we will not be able to execute our business strategy. The Investment Company Act contains substantive legal requirements that regulate the manner in which Investment Companies are permitted to conduct their business activities. If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. In addition, our contract, if there were any, would be voidable and a court could appoint a receiver to take control of and liquidate our business.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exemption, we must ensure that we are engaged primarily in a business other than investing, reinvesting, owning, holding or trading in securities (as defined in the Investment Company Act) and that we do not own or acquire "investment securities" having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. The SEC has adopted Rule 3a-1 that provides an exemption from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realize profits through subsequent sales of these interests. A company satisfies the assets test of Rule 3a-1 if it has no more than 45% of the value of total assets (adjusted to exclude U.S. Government securities and cash) in the form of securities other than interests in majority-owned subsidiaries and companies which it primarily and actively controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority-owned subsidiaries and primarily controlled companies.

The regulation and policy changes for the financial industry in both China and the US may have a material influence to our business. For example, one of our service areas is for Chinese private companies going USA public, and the implementation of the Sarbanes-Oxley Act, regarding small businesses governed by the SEC, may have a negative effect on our business because the front costs sharply increase. However, as the Chinese companies feel stronger about going public overseas, they will pay attention to the costs compared with the quality our services can provide to them. We will watch these changes closely and adapt necessary measures to adjust our business strategy accordingly. At the present time, and to the best of our knowledge, we do not believe that our income or revenues will be materially affected by the possible changes of any regulations or policies pending in China, US, or the third country in which we may have business.

Marketing

We will market our service major through personal contacts, advertisers and media. In past five years, Mr. Chien at least traveled to China once for business, he will continue to take extensive international travel to meet the owners and major managers of the potential customers, and will make consistently communication through telephone and e-mail with them. Also he will periodically join the associated conferences, and seminars to make wide contacts with potential customers. We also will make alliances with partners or organizations located in US, and China to expand our business.

Revenue Stream

Our Company will realize revenue when we obtain customers, and charge those customers fees for our business services. We plan to charge our customers on an annual basis, per project, rather than by the hours. We will survey our competition and adjust our fees to be slightly lower than industry averages.

We believe that some customers may elect to issue us shares of their common stock for our services if they do not have adequate cash resources.

Competition:

Competition for providing business services to the small and medium size, private Chinese companies is becoming very aggressive. Many of our competitors have certain advantages over us such as:

•

greater financial resources,

•

much longer operating history,

•

stronger name recognition, and

•

superior marketing resources.

We may not be able to compete successfully against such established competitors. Also new competitors will consistently enter our market because of the lower entrance barrier. Competitive pressures may also force us to lower our service prices. Any price reduction could reduce our revenues and profitability. We do not provide legal advice, nor do we act as an investment advisor. We are not registered as a broker dealer. In addition there are law firms and investment that are presently organizing business services designed for the Chinese marketplace. This could negatively affect our ability to secure customers. Any inability to secure or maintain customers would adversely affect our ability to generate revenue and realize profits.

To compete successfully, we plan to market our services to a small and select group of China companies, specifically those being attracted to our reduced service fees, or our acceptance of their stock as our compensation .. Further, from the initiation of the proposal of the project, we will build a trust relation with our clients. In China, it is important to build trust first before you want the payment. Sometimes, People will select the trust relation rather than the brand name in picking up the financial consultants. As Andrew Chien has worked in this area since 2006, he already built some trust relations with some local Chinese financial consultants which will help him to get customers.

We believe that once the client has worked with us, because of our personalized service and lower fees, he will likely become a repeat customer and may also refer other companies to us.

Employees

Since December 2010, Mr. Chien has been working about thirty hours per week for us. As the business organized, Mr. Chien will work full time on the business.

We expect that additional personnel will be needed as the demand for our services increases and our customer base grows. We plan to use contract labor with the appropriate skill sets, rather than full-time employees, to assist us in providing services to our customers.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Business overview

We are a developing-stage company, and haven't begun operation yet. We are in the stage to investigate market and build our business model.

Plan of operation

In the next twelve months, in additional to paying this filing costs, we expect to about $50,000 expenses, i.e.  within our current controlled cash limits to operate our business, including:

1. $ 10,000 travel expenses;

2. $  7,000 accounting expenses

3. $  7,000 office equipment and software;

4. $ 20,000 research and investigation, such as due diligence fee from third party; fees for attending investing conferences;

6. $ 6,000 working capital and other general business expenses

Our business objectives include the following:

1. Within 90 days of this filing, we expect to finalize our market plan, which includes identifying several serious potential customers. This plan consists of travel and deep investigation, and distributing our literatures through advertisers or media in China with expectation of enhancing our visibility to potential customers. Since June 15, 2011 is the last day for XBRL format filing of small report companies, we will apply lower costs to attract new customers in the filing.

2. Within three to six months of this filing, we expect to help potential customers to deal with some front issues of their demands or troubles, and engaging customers to begin contracting work with us. Andrew Chien will also negotiate with USChina Channel to buy China Bull, and try to consolidate the operation of China Bull with ours.

3. Within the next six to twelve months of this filing, we plan to use all of our efforts to fully complete projects for our customer(s), which entail investor relation services. We will identify the merger partners if there is some demand. We will hold road shows and conference presentations for the potential financing or identify merger partners.

4. Within twelve to fifteen months of this filing, we expect to have a solid presence in China to sign agent agreements with several China Companies. We feel we will also be training employees at this time to assist us with our services, by paying these employees a commission for each job they refer our Company too.

5. Within twelve to twenty-four months of this filing, we expect to have an excellent network among our officers and employees within China, US, and Canada.  Contingent on this network we have built internally, we will complete several contracts within a short period of time to generate revenue and profits for the Company.

Results of Operations for the Fiscal Year Ended December 31, 2010.

Revenue, operating loss and shareholder equity

We established on December 17, 2010, and didn’t have any revue and operation loss from the inception to December 31, 2010. We have shareholder equity of $127 at the end of December 31, 2010 from the financing payment.

Liquidity

At the end of December 31 2010, we only have $127 asset, cash and shareholder equity, no liabilities,.

Off-Balance Sheet Arrangements

On December 31, 2010, the Company signed “Service Agreement” (Exhibits 10.02) with China Bull. Due to the Service Agreement, China Bull Management, through China Bull’s “present facilities, equipment, information systems and files” supplies services for China Bull in “a. Payroll; b. Accounting; c. Sales and Customer Service;  d. Collection of Accounts Receivable  e.  Collection Procedures;  f. Payment of Trade Payables; g. Email; h. Computer Systems; i. Data and Communication Services; j. Employee Benefits”. And the payment of China Bull to China Bull Management is “in addition to any specific reimbursement or other obligation of Operating Company set forth herein, during the term hereof, all net revenues of the Business after payment of all expenses associated with the operation of such business...”

China Bull Holding Inc which was incorporated in the State of Nevada on July 7, 2009, as a subsidiary of USChina Channel Inc., and managed by Andrew Chien with no cooperation activities until that on December 31, 2010, China Bull bought all legacy business of USChina Channel Inc through “Bill of Sale, Assignment and Assumption of Liability” (Exhibits 10.01) just momentarily before USChina Channel acquired by Chinese Education Services Inc.

Due to the “Bill of Sale”, USChina Channel “sells, grants, conveys, assigns, transfers and delivers to Buyer all of Seller’s right, title, and interest in and to the assets set ... subject to all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).” And “Buyer hereby absolutely accepts and assumes to be solely liable and responsible for the liabilities associated with the ownership of the Acquired Assets after the Effective Date.  In addition, Buyer is assuming any liabilities or obligations of Seller in connection with the operations of its business prior to the Effective Date.” The acquired assets of China bull from USChina Channel are:

•

Bank Deposits of USChina Channel.

•

Website:    www.uschinachannel.net

•

Market Agreement (Exhibits 10.03) signed on October 3, 2006, with USChina Channel LLC, a private company registered in Connecticut, owned by Andrew Chien.

•

The agreement with Andrew Chien whereby Mr. Chien supplies the Company with office space and computer, telephone service, printer and copier machine without any charge and Mr. Chien’s agreement to provide serves to this company without salary or other compensation.

Due to the audited balance sheet on December 31, 2010, China Bull has cash and cash equivalent and shareholder equity of $29,267 and no any liabilities.

                                      DESCRIPTION OF PROPERTY

Our office is located at 665 Ellsworth Avenue, New Haven, CT 06511. The office space and equipment are at no costs by the owner Andrew Chien. Management estimates such amounts to be immaterial.

                              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This company issued 1,265,456 shares at par value to shareholders of USChina Channel Inc., on December 31, 2010.

This company signed Service Agreement with China Bull, a subsidiary of USChina on December 31, 2010, to control, manager and take prime beneficiary of the business of China Bull.

                       SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWERNERS AND MANAGEMENT

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

     Name and Address of          Number of             Percent of Class     Position with

                                  Of Shares                                   the Company

       Andrew Chien             1,002,436                     88 %         President, Treasurer

665 Ellsworth Avenue                                                         CFO, Director

New Haven, CT 06511

Kin Yuet Li

Jackson Height, NY 11375           10,400                      1 %          Secretary

                         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not publicly traded. There is no assurance that a trading market will ever develop, or, if one does develop, it will be maintained for any length of time. Pursuant to this prospectus, the selling shareholders are offering a maximum of 125,760 shares of common stock on a best efforts basis. Our stock is held by a small number of investors, which reducing the liquidity of our stock. Consequently, a purchaser of shares may find it difficult to resell the securities offered in this prospectus, should he desire to do so. The shares of this Company are not eligible for margin so it is unlikely that a lending institution would accept our common stock as collateral for a loan.

To date, none of our outstanding shares are subject to any outstanding options, warrants to purchase, or securities that are convertible into common stock.

As of the date of this Prospectus, 1,138,596 shares of common stock are issued and outstanding. These shares are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering.  After this registration statement becomes effective, a total of 125,760 shares of our common stock will become immediately available for sale to the public and the remaining shares will become available for resale under Rule 144 of the Securities Act, which specifies that an affiliate of a reporting company may resell restricted securities, subject to holding period, volume limitations, timing, manner of sale, and filing of notice requirements. Under Rule 144, a person who has beneficially owned shares of a Company's common stock for at least six months is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

1. One per cent of the number of shares of the company's common stock, then outstanding.

2. The average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice of Form 144 with respect to the sale; provided, that the shares are trading on a nationally quoted exchange.

3. Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and has beneficially owned the shares for at least two years, is entitled to sell shares without complying with the manner of the sale, public information, volume limitation or notice of the provisions of Rule 144.

4. The shares held by Mr. Chien and Mr. Li were issued on December 31, 2010, and January 30, 2011 respectively so any sale of stock could not take place prior to June 30, 2011.

                                         EXECUTIVE COMPENSATION

To date, we have no employees other than our sole director Mr. Chien. No officer or director has yet been paid any compensation, including any reimbursement. We currently have no formal employment agreements or other contractual arrangements with our Officer and Director, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

Mr. Chien will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and (4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Chien will also be determined at the discretion of our board of directors. The primary consideration when determining the timing of payments to Mr. Chien, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Chien's service charge will not exceed $150,000 in any fiscal year.

At this time, we do not anticipate awarding stock options to anyone.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

                                WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We will be required to file reports with the Securities and Exchange Commission (SEC) pursuant to Section (13) or 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

                                       FINANCIAL STATEMENT

                            (For the fiscal years ended on December 31, 2010)

                                 (This space intentionally left blank)

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of China Bull Management Inc.:

We have audited the accompanying balance sheet of China Bull Management Inc. (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders' equity and cash flow for the period from December 17 (inception), to December 31, 2010. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Bull Management Inc. (A Development Stage Company) as of December 31, 2010, and the results of its operations and its cash flows from December 17,(inception), to December 31, 2010 in conformity with accounting principles generally accepted in the

United States of America.

 The accompanying financial statements have been prepared assuming that China Bull Management Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, China Bull Management Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, CT

February 10, 2011

   China Bull Management INC.: Balance Sheets As of December 31, 2010

12/31/2010
Cash	$ 127 -

Total Current Asset	$ 127
Investment	$ -
Property	$ -
Intangible Assets	$ -
Total Assets	$ 127

Liabilities and Shareholders' equity
Current Liabilities:	$ -
Accounts payable	$ -
Other	$ -

Long-term Debt	$ -

Total Liabilities	$ -

Shareholders' Equity
Common shares w/ par value $ 0.0001
1,265,456 issued &outstanding	$ 127
Additional paid-in capital	$ -

Total Shareholders' Equity	$ 127

Total Liabilities and Shareholders' Equity	$ 127

               China Bull Management INC.

      Statements of Operations For Year Ended December 31, 2010

Year ended on
12/31/2010
Revenue	$ -
Cost of Revenue	$ -
Gross Profits	$ -

Operating Expenses
Selling expenses	$ -
General and administrative expenses	$ -
Research and development costs
Total Operating Expenses	$ -

Income (loss) from Operation	$ -

Other income (expenses)	$ -
Interests income (expenses)	$ -
Income tax	$ -

Net income (loss)	$ -

Basic and diluted net earning per share
1, 265,456 Shares Outstanding	$ -

                           China Bull Management INC.

                        Statement of Stockholders' Equity

	Common		Paid-in	Profits
	Shares	Par	Capital	(Loss)	Total

Issuance of Common Stock	1,265,456	$ 127			$ 127
Net Profits (Loss)				$	$ -

Balance, December 31, 2010				$	$ 127

                         China Bull Management INC.

           Statements of Cash Flows for Year Ended December 31, 2010

Year ended on
12/31/2010
Cash Flow from operating activities
Net Income (Loss)	$ -

Change in operating assets and liabilities
(Increase)/Decrease due from relative party	$
Net cash provided by operating activities	$

Cash flows from investing activities	$ -

Cash flows from financing activities
Proceeds from sale of common stock	$ 127

Net cash provided by financing activities	$ 127

Increase (decrease) in cash	$ -
Cash, beginning at the period	$ 0
Cash, end at the period	$ 127

                              China Bull Management Inc.

                         NOTES TO FINANCIAL STATEMENTS

                                 December 31, 2010

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

China Bull Management Inc was incorporated in Nevada on December 17, 2010, under the laws of the State of Nevada, for the purpose of engaging in financial consulting services to the small or median sized private companies in China that want to look for business partners, or agencies, or financing resources, or to become public listing through IPO or reverse merger in the United States, or Canada.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information, and with the rules and regulations of SEC to Form 10-K and Article 8 of Regulation S-X.

The Company has elected a December 31 year-end.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue since inception, and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•

Level 3 Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for financial assets and liabilities measured at fair value at December 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2010.

Revenue Recognition

The Company will apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company will account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31 31, 2010.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ending December 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year-end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99, which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

•

A subsidiary or group of assets that is a business or nonprofit activity

•

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

•

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

•

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

•

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis.

The Company had minimal operations during the period from December 17 (date of inception) to December 31, 2010 and generated no revenues and the Company's current asset of $127 is not sufficient to cover the operating expenses for the next twelve months.  This condition raises substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financing from private offering of the existing shareholders.

4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stocks.

5. INCOME TAXES

This company is subject to Nevada and US tax codes.

6. NET OPERATING LOSSES

As of December 31, 2010, the Company has a net operating loss carryforward of $0. Net operating loss carryforward expires twenty years from the date the loss was incurred.

7. RELATED PARTY TRANSACTIONS

This company issued 1,265,456 shares at par value to shareholders of USChina Channel Inc., on December 31, 2010.

This company signed Service Agreement with China Bull Holding Inc, a subsidiary of USChina on December 31, 2010, to control, manager and take prime beneficiary of the business of China Bull.

9. OFF-BALANCE SHEET ARRANGEMENT

On December 31, 2010, the Company signed “Service Agreement” (Attachment 1) with China Bull Holding Inc (“China Bull”). Due to the Service Agreement, China Bull Management will control and manage, and is the primary beneficiary of the business of China Bull.

China Bull was incorporated in the State of Nevada on July 7, 2009, as a subsidiary of USChina Channel Inc., and managed by Andrew Chien with no cooperation activities until that on December 31, 2010, China Bull bought all legacy business, including assets and liabilities, of USChina Channel Inc through “Bill of Sale, Assignment and Assumption of Liability” (Attachment 2) just momentarily before USChina Channel acquired by Chinese Education Services Inc.

Balance Sheet Data of China Bull Holding Inc on December 31, 2010:

                                                                December 31, 2010

  Balance Sheet Data

      Cash and cash equivalents                               $     29,267

      Total assets                                                  29,267

      Total Liabilities                                                  0

      Total shareholders’ Equity                              $     29,267

9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2010:

Common stock, $0.0001 par value: 75,000,000 shares authorized; 1,138,596 shares issued and outstanding.

10. SUBSEQUENT EVENTS:

On January 30, 2011, the Board of China Bull Management made following decisions:

•

The existing shares of common stock on the record day of January 30, 2011 will make 1 for 10 reverse split.

•

The company offers Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.

•

The Board will make sale of 102,000 shares to existing shareholders at $0.5/share. The proceeds will support the company’s operation.

Attachments:

     1. SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the "Agreement") is made and entered into as of December 31, 2010 (the "Effective Date") by and between China Bull Management, Inc., a Nevada corporation ("Management Company") and China Bull Holding, Inc., a Nevada corporation ("Operating Company").

BACKGROUND

Management Company and Operating Company wish to establish an "arms length" agreement for the provision of services to be provided to Operating Company by Management Company.

Operating Company is in the business of  providing various corporate management services primarily to Chinese companies operating  in the United States (the “Business”).

Operating Company has requested Management Company to provide certain services related to the operation of the Business and Management Company desires to provide such services to Operating Company during the Term (as defined hereinafter).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Services.   During the term of this Agreement, Management Company shall be entitled to the use of Operating Company's present facilities, equipment, information systems and files in order for Management Company to provide the following services as it relates to the Business (the “Services”):

a.    Payroll.   All necessary payroll services, including the preparation and filing of Form W-2 for each employee of the Business.  Operating Company shall establish a bank account with funds sufficient to make payments for all amounts paid out to the employees of the Business pursuant to this Section 1(a) and such account shall be funded by Operating Company from the revenues generated by the Business.   Management Company shall make all information relating to the payment of such employee payroll available to Operating Company upon reasonable request therefore.

b.  Accounting Services.   Management Company agrees to provide Operating Company with accounting and financial assistance in closing the Business's books consistent with the fiscal close periods and procedures established by Operating Company.   Management Company shall also assist Operating Company in maintaining financial statements for the Business, including preparation by Management Company of balance sheets, profit and loss statements and a general ledger, preparing tax returns and whatever additional accounting and financial services as may reasonably be requested by Operating Company relating to the Business.

c.  Sales and Customer Service.  Management Company shall provide all sales and customer service support for the Business including, without limitation, obtaining orders for sales and marketing of products offered by Operating Company and the supply of such products in connection with the operation of the Business answering customer inquiries, referring return information and requests to the appropriate personnel and such other functions as may be reasonably requested by Operating Company.

 d.  Collection of Accounts Receivable.  Management Company shall collect accounts receivable of Operating Company in a commercially reasonable manner.  Management Company shall pay over to Operating Company all such Accounts Receivable as specified in Section 1 (e) hereof.  Management Company will make available to Operating Company reports setting forth the amount of Accounts

Receivable collected, the persons from whom such Accounts Receivable have been collected and, if specified by the payor, the invoice number and date to which such Accounts Receivable are to be applied.  Management

Company further agrees to make all information relating to the collection of the Accounts Receivable available to Operating Company upon reasonable request therefore.

e.  Collection Procedures.  Management Company will collect all payments on invoices rendered by Operating Company.  Management Company shall post all funds received to the corresponding invoice and make any appropriate deduction or adjustment in accordance with the procedures set forth by Operating Company.  Management Company shall remit to Operating Company all cash collected on invoices, to the extent they are Accounts Receivable of the Business.

f.  Payment of Trade Payables.  Management Company shall fund bank accounts from the revenues of the Business the proceeds of which shall be used for the payment of Operating Company's obligations relative to the Business such as payroll checks and checks for payment of accounts payable.

g.  Email.  Management Company acknowledges and agrees that it shall be obligated to maintain at its own cost and expense, an email system relative to the operation of the Business.

h.  Computer Systems.  Management Company acknowledges and agrees that it will maintain and operate the computer and information systems currently being utilized by Operating Company for sales and inventory reporting and tracking, accounts receivable and general ledger accounting (the “Computer Systems”).  Operating Company shall be permitted access to and use of the Computer Systems in order to permit Operating Company and/or Management Company on behalf of Operating Company to close Operating Company's books, to record sales transactions, collect accounts receivables, process customer orders, process purchase orders, maintain inventory and to maintain Operating Company's general ledger.

i.  Data and Communication Services.  Management Company shall provide all communication services, including, but not limited to, maintenance of the data communication lines and system, telephone system and other like services required for the Business.

j.  Employee Benefits.  Management Company will be responsible for the administration of all existing health and welfare benefit plans offered to Operating Company employees, if any.

2.  Payments.  In addition to any specific reimbursement or other obligation of Operating Company set forth herein, during the term hereof, Operating Company shall pay to Management Company an amount equal to all net revenues of the Business after payment of all expenses associated with the operation of such business including a reserve for payment of future expenses related to the operation of the business.

3.  Term.  Management Company understands and acknowledges that the term of this Agreement is (i) on an “at-will” basis, (ii) is for an unspecified duration, and (iii) may be terminated at any time, with or without cause, and with or without notice, at Operating Company’s option.  In the event of the termination or expiration of this Agreement, the following provisions shall apply:

a.   Management Company shall cease performing Services and shall submit an invoice for any amounts which may be due Management Company under this Agreement as of the date of termination if there are any funds available from Business’ operations; and

b.   Management Company shall deliver to Operating Company all information related to the operation of Business in Management Company’s possession or under Management Company’s control.

4.  Miscellaneous.

 a.  Assignment.  Neither party shall assign any of its rights or delegate any of its obligations under this Agreement, without the express prior written consent of the other party.

b.  Amendments.  This Agreement may be amended, modified, or superseded, and any of the terms hereof may be waived, only by written instrument executed by the parties hereto or in the case of a waiver, by the party waiving compliance.  The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of any term continued in this Agreement shall be deemed or construed as a further or continuing waiver of any such breach in any subsequent instance or a waiver of any such breach in any subsequent instance or a waiver of any breach of any other terms contained in this Agreement.

c.  Independent Contractors.   In performing the Services, nothing in this Agreement shall be construed to create the relationship of employer-employee, principal-agent or master-servant, either expressed or implied. Further, the relationship between the Parties is that of contract, Management Company being an independent contractor, free from interference or control by Operating Company in the performance of the services set forth herein, subject only to the terms of this Agreement. Neither Operating Company nor Management Company has the authority to bind or incur any obligation for the other, and each agrees that Management Company will not hold itself out to any third party as having, or act toward any third party in any manner which would suggest that they have, any such authority.

d.  Ownership of Information.  Management Company and Operating Company agree that all files, computer programs, tapes, records, materials, data, papers, reports, and other information relating to the services which were obtained as a result of its performance of its obligations under this Agreement are vested in and owned by Operating Company.  Management Company agrees to return to Operating Company all such property owned by Operating Company and which is in Management Company’s possession upon termination of this Agreement or at any earlier time immediately upon the request of Operating Company.  This clause will survive the termination of this Agreement.

e.  Headings.  Headings in this Agreement are for convenience only and shall not be deemed to have any substantive effect.

 f.  Counterparts.  This Agreement may be executed on separate counterparts, each of which will be deemed an original, which counterparts may be delivered to the other party hereto by facsimile transmission, and all of which taken together will constitute one and the same instrument.

f.  Severability.  If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

g.  Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Florida, without regard to choice of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

China Bull Management, Inc.                                    China Bull Holding, Inc.

By: /s/ Andrew Chien                                                By: /s/ Andrew Chien

Name: Andrew Chien                                              Name: Andrew Chien

                                                                Title: Chief Executive Officer

   2. BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITY

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITY (the “Bill of Sale”), dated this 31st day of December, 2010, is from USChina Channel, Inc., a Nevada corporation (the “Seller”) to China Bull Holdings, Inc., a Nevada corporation (the “Buyer”).

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows:

1.           The Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer all of Seller’s right, title, and interest in and to the assets set forth on Schedule “A” to this Bill of Sale (the “Acquired Assets”) subject to all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).

2.           Buyer hereby absolutely accepts and assumes to be solely liable and responsible for the liabilities associated with the ownership of the Acquired Assets after the Effective Date.  In addition, Buyer is assuming any liabilities or obligations of Seller in connection with the operations of its business prior to the Effective Date.

              3.           The Seller covenants and agrees that in the event that the Acquired Assets or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Buyer, as the case may be; and the Seller covenants and agrees (in each case without any obligation on the part of the Seller to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Acquired Assets or rights in trust for, and for the benefit of, the Buyer, (b) to cooperate with the Buyer in the Buyer’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Acquired Assets or rights, (c) to cooperate with the Buyer in any reasonable interim arrangement to secure for the Buyer the practical benefits of such Acquired Assets pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible.

4.           The Seller further agrees (without any obligation on the part of the Seller to incur any out-of-pocket expenses) that it will at any time and from time to time, at the request of the Buyer, execute and deliver to the Buyer any and all other and further instruments and perform any and all further acts reasonably necessary to vest in the Buyer the right, title and interest in or to any of the Acquired Assets which this instrument purports to transfer to the Buyer.

5.           Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

6.           All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

7.           This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of law principles thereunder.

8.           This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Bill of Sale and Assignment to be executed as of the date and year first set forth above.

USChina Channel, Inc.

By: /s/ Andrew Chien

Name: Andrew Chien

Title: President

China Bull Holdings, Inc.

By: /s/ Andrew Chien

Name: Andrew Chien

Title: CEO

SCHEDULE A

ACQUIRED ASSETS

(1) Bank Deposits of  China Bull Holding Inc.

(2) Website:    www.uschinachannel.net

(3) Market Agreement signed on October 3, 2006, with USChina Channel LLC, a private company registered in Connecticut,  owned by Andrew Chien.

(4) The agreement with Andrew Chien whereby Mr. Chien supplies the Company with office space and computer, telephone service, printer and copier machine without any charge and Mr. Chien’s agreement to provide serves to this company without salary or other compensation.

____________________________________________________________________________________________________

                             PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                           ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses that Mr. Chien will personally pay in connection with the offering described in this registration statement:

                                                Amount

SEC Registration fee (1)                     $     15.00

Legal, Accounting & Others                   $ 11,000.00

Total:                                       $ 11,015.00

(1)

All expenses, except SEC registration fee are estimated.

                          ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. That NRS permits the registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The registrant's obligations of indemnification, if any, shall be conditioned on the registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

                         ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

On December 21, 2010, the Company agreed to sell 1,265,456 shares of common stock of on par value $0.0001 per share for aggregate price of $126.55, to USChina Channel, and distributed these shares to the shareholders of USChina Channel on the record of December 31, 2010 at one to one basis that is every outstanding share of USChina Channel will get one share distribution of the Company as a special dividend, or gift.

On January 30, 2011, the shares of common stock made 1 for 10 reverse split.

On January 30, 2011, after the share made reverse split, the company offered Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.

The Company makes/will make sale 102,000 of its shares to shareholders at $0.5 /share as the S-1 going effective. The proceeds will be used in the company’s operation

All the shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

                                        ITEM 16    EXHIBITS

Reference Exhibit no.        Document                        Location

3          3.01       Articles of Incorporation                Filed

3          3.02       By-Laws (Amendment)                      Filed

5          5.01       Opinion on Legality                      Filed

10        10.01       BILL OF SALE                             Filed

          10.02       SERVICE AGREEMENT                        Filed

          10.03       MARKET AGREEMENT                         Filed

          10.04       BOARD MINUTES                            Filed

          10.05       8-K of USChina Cannel, Dec.21, 2010      Filed

14        14.01       Ethics of Code                           Filed

23        23.01       Consent of Auditor                       Filed

99        99.01       Subscription Agreement                   Filed

                                      ITEM 17  UNDERTAKING

By Regulation S-K, Item 512,

1.

The undersigned Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;  and

    (c) Include any additional material information not previously disclosed or any material change to such information in the registration statement with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned

Registrant;

    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act  and will be governed by the final adjudication of such issue.

3. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form or prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,in New Haven, Connecticut, on

       February 11, 2011                 China Bull Management Inc.

                                           By: /s/ Andrew Chien

                                         ____________________________

                                           Andrew Chien, CEO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

            Name and Title                                 Date

  By: /s/ Andrew Chien                               February 11, 2011

    _____________________

    Andrew Chien,

    President, Secretary, Treasurer, CFO,

    Principal Accounting Officer, Sole Director,